Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact information for Visant/Jostens/Intergold:

Paul Carousso – 914.595.8218

Visant Corporation Acquires 96 per cent of the Common Shares of Intergold Ltd.

ARMONK, NEW YORK AND CALGARY, ALBERTA - April 21, 2010

Visant Corporation (“Visant”) and Intergold Ltd. (“Intergold”) (TSX: IGOA) jointly announce that Intergold Acquisition Corp. (the “Offeror”), a newly incorporated, wholly owned subsidiary of Visant’s Jostens, Inc. subsidiary, has taken up 26,673,947 Class “A” voting common shares of Intergold (“Common Shares”) validly deposited to its offer (the “Offer”) to acquire all of the issued and outstanding Common Shares for $0.16 (Cdn.) cash per Common Share. These shares represent approximately 96 per cent of the issued and outstanding Common Shares. The Common Shares taken up pursuant to the Offer are expected to be paid for on April 22, 2010 and in any event no later than April 26, 2010.

Given the Offer has been accepted by holders of more than 90 per cent of Common Shares, the Offeror has exercised its right to acquire the remaining Common Shares pursuant to the compulsory acquisition provisions of the Business Corporations Act (Alberta), as described in the Offer. Intergold anticipates that the compulsory acquisition of the remaining Common Shares will be completed on or about April 22, 2010, the date that Offeror will pay for the Common Shares taken up pursuant to the Offer.

Visant will also take the necessary steps to delist Intergold from the TSX Venture Exchange and make the necessary applications to cease to be a reporting issuer in the Provinces of British Columbia, Alberta, and Ontario.

Intergold shareholders are encouraged to contact Computershare Investor Services Inc. at 1-800-564-6253 (North American Toll Free Number) for further information on the compulsory acquisition procedures and any other information relating to the Offer.

About Intergold

Intergold is an Alberta, Canada corporation engaged in the design, manufacture and marketing of precious and non-precious metal custom recognition and fashion jewelry, including for the scholastic and champion sports segments.

About Visant

Visant Corporation, is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational and trade publishing segments.

Visant’s Scholastic segment anchored by its Jostens subsidiary, provides services in conjunction with the marketing, sale, and production of class rings and an array of graduation products and other scholastic affinity products to schools and administrators primarily in high schools, colleges and other postsecondary institutions.

About Jostens

Visant’s Minneapolis-based Jostens subsidiary is a provider of products, programs and services that help people tell their stories, celebrate important traditions and recognize achievements. Jostens’ products include school yearbooks and other memory book products, scholastic products such as class rings and graduation products, and products for athletic champions and their fans. Jostens maintains an active business in Canada through its Jostens Canada Ltd. subsidiary, headquartered out of Winnipeg.

FORWARD LOOKING STATEMENTS

Certain statements in this press release may contain “forward-looking statements”. Forward-looking statements are based on the current expectations or forecasts of future events by management of Visant or Intergold. In particular, this news release contains forward-looking statements with respect to, among other things, without limitation, the timing of the payment for the Common Shares taken up pursuant to the Offer and the completion of the compulsory acquisition. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. These statements are based on respective company management’s current expectations as of the date made and no assurance can be given that such expectations will prove correct. Readers are cautioned not to place undue reliance on these forward-looking statements and are encouraged to read the full cautionary statements in Visant Corporation’s or Intergold Ltd.’s public disclosure filings. All forward-looking statements speak only as of the date they are made and Visant and Intergold disclaim any obligation to publicly update or revise any of the forward-looking statements in light of new information, future events or otherwise, except as required by law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.